Exhibit 99.1

Cumulus Announces Entry into Refinancing Support Agreement with Holders of 7.75% Senior Notes due 2019

ATLANTA, GA - December 7, 2016 - Cumulus Media Inc. (NASDAQ: CMLS) (the “Company”) today announced that it has entered into a refinancing support agreement (the “Refinancing Support Agreement”) with the holders of approximately $349.7 million, or 57.3%, of the aggregate principal amount of the outstanding 7.75% Senior Notes due 2019 (the “Outstanding Notes”) issued by Cumulus Media Holdings Inc. (“Holdings”), a direct wholly-owned subsidiary of the Company, and guaranteed by the Company. The Refinancing Support Agreement sets forth the terms of a refinancing of the Outstanding Notes and pursuant to its terms the Supporting Noteholders have agreed to tender their Outstanding Notes in a private exchange offer to be made by the Company (the “Exchange Offer”), subject to certain conditions set forth in the Refinancing Support Agreement.

The purpose of the Exchange Offer is to refinance the Outstanding Notes and thereby reduce, and extend the maturity of, the Company’s indebtedness, which the Company believes will promote its long-term financial viability. The Company will not retain any cash proceeds from borrowings incurred in connection with the Exchange Offer. The Outstanding Notes tendered and refinanced in connection with the Exchange Offer will be retired and cancelled and will not be reissued.

If 100% of the aggregate principal amount of the Outstanding Notes is tendered and accepted in the Exchange Offer, upon completion of the Exchange Offer, former noteholders will hold 33.3% of the common equity of the Company and the Company will have retired $610.0 million in outstanding unsecured indebtedness represented by the Outstanding Notes and incurred $305.0 million in secured indebtedness represented by the revolving loans (as defined below) under the Company’s existing credit agreement (as defined below).

The consideration to be provided to holders in the Exchange Offer will consist of (i) at the holder’s option, (a) revolving loans due 2020 (the “revolving loans”) or (b) participation interests in the revolving loans (the “participation interests”) and (ii) shares of the Company’s Class A common stock (“Class A common stock”) (and/or warrants to purchase an equal number of shares of Class A common stock if deemed necessary to comply with the requirements of the Communications Act of 1934, as amended, or the rules, regulations and policies promulgated by the Federal Communications Commission in effect from time to time (the “warrants”)) for any and all Outstanding Notes tendered by such holders in the Exchange Offer. At the settlement date of the Exchange Offer (the “Settlement Date”), the participation interests will automatically be deposited into an entity that the Company will establish to effect the refinancing, Cumulus Pass Through Trust, a Delaware statutory trust (the “Trust”), in exchange for an equal aggregate principal amount of new trust certificates due 2020 (the “trust certificates”), representing fractional undivided interests in the property of the Trust (the “Trust Property”). The Trust Property will consist of:

a)	participation interests in the revolving loans, with an aggregate principal amount equal to the aggregate principal amount of outstanding trust certificates;

b)	funds resulting from payments made in respect of interest and fees on the revolving loans and repayments of revolving loans with a corresponding reduction in commitments, in each case which are deposited into the Trust from time to time for distribution to holders of trust certificates (“Certificateholders”);

c)	funds resulting from repayments of principal on the revolving loans without a corresponding reduction in commitments that are deposited on behalf of the Trust with an institution, as a lender under the existing credit agreement (the “new revolving lender”), from time to time and held by the new revolving lender to fund any future revolving borrowings or for distribution to the Trust for distribution to Certificateholders once the commitments relating to such repayment amounts have been terminated; and

d)	certain other assets and contractual rights and remedies as described in more detail in the Offering Memorandum that will be provided to noteholders in connection with the Exchange Offer (the “Offering Memorandum”).

The revolving loans will be issued under the Amended and Restated Credit Agreement, dated as of December 23, 2013, among Holdings, as borrower, the Company, as parent, JPMorgan Chase Bank, N.A., as administrative agent

(the “Administrative Agent”), and the other parties from time to time party thereto (the “existing credit agreement”). In connection with the Exchange Offer, Holdings will enter into two amendments to the existing credit agreement to (i) provide for the incurrence of the revolving loans pursuant to an Incremental Revolving Facility (as defined in our existing credit agreement) in an aggregate amount sufficient to consummate the Exchange Offer and (ii) include certain modifications to the terms of our existing revolving credit facility under the existing credit agreement (our “existing revolver”), including to (a) extend the Revolving Credit Termination Date (as defined in our existing credit agreement) to November 23, 2020, (b) modify the financial covenant in section 8.1 of our existing credit agreement to permit the borrowing of the revolving loans in connection with the Exchange Offer and require compliance with the Consolidated First Lien Net Leverage Ratio (as defined in our existing credit agreement) at the levels currently set forth in our existing credit agreement for any future borrowings under our existing revolver, (c) upon completion of the Exchange Offer, elimination of the financial maintenance covenant under our existing revolver, (d) increase the Applicable Margin (as defined in our existing credit agreement) with respect to the revolving loans to 13.25%, subject to a 1.0% floor, for Eurodollar Rate loans (as defined in our existing credit agreement), and 12.25%, subject to a 2.0% floor, for ABR loans (as defined in our existing credit agreement) and (e) increase the undrawn commitment fee to 5.0%.

In order to effect the Exchange Offer, Holdings will borrow up to $305.0 million aggregate principal amount of revolving loans under the existing credit agreement. The revolving loans will be general obligations of Holdings, secured by first priority liens, ratably with the first priority liens securing other obligations under the existing credit agreement, on substantially all of the assets of Holdings (other than certain excluded assets) and will be guaranteed on a senior secured basis by the Company and the subsidiaries of Holdings that guarantee the other obligations under the existing credit agreement.

In connection with the Exchange Offer, the Company will amend and restate its Third Amended and Restated Certificate of Incorporation to provide for the issuance of (i) shares of Class D common stock of the Company (the “Class D common stock”), and (ii) shares of Class E common stock of the Company (the “Class E common stock”) to certain Supporting Noteholders, in addition to the consideration otherwise provided to those Supporting Noteholders in the Exchange Offer, in consideration of the Company’s obligations under the Refinancing Support Agreement to provide such Supporting Noteholders with certain governance rights, including the ability for the holders of the Class D common stock to nominate one director to the Company’s board of directors and for the holders of the Class E common stock to nominate one director to the Company’s board of directors (collectively, the “Noteholder Directors”). For a specified period thereafter, Supporting Noteholders that receive Class D common stock and Class E common stock may elect or designate the Noteholder Directors at each annual meeting of the Company’s stockholders. The shares of Class D common stock and Class E common stock issued to such Supporting Noteholders will not have any voting rights, other than with respect to the election of the Noteholder Directors or as provided by law. The holders of Class D common stock and Class E common stock will share equally on a per share basis with the holders of Class A common stock (and warrants for Class A common stock) with respect to dividends or other distributions that may be declared by the Company’s board of directors from time to time or in the liquidation or winding up of the Company. The shares of Class D common stock and Class E common stock will be automatically convertible into an equal number of shares of Class A common stock upon the occurrence of certain events or at the option of the holder thereof.

In connection with the Exchange Offer, the new revolving lender and those Eligible Holders receiving revolving loans in the Exchange Offer will seek an assignment of the revolving commitments ( currently held by the lenders under our existing revolver, which will become effective upon the consent of the Administrative Agent, which may not be unreasonably withheld or delayed.

Further detail regarding the Exchange Offer, including certain conditions to the consummation of the Exchange Offer, has been provided in a Current Report on Form 8-K filed by the Company on the date hereof and available on www.sec.gov.

About Cumulus Media

A leader in the radio broadcasting industry, Cumulus Media (NASDAQ: CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 447 owned-and-operated stations broadcasting in 90

U.S. media markets (including eight of the top 10), more than 8,200 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports, entertainment, news, and talk, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, the Billboard Music Awards, Westwood One News, and more. Additionally, it is the nation’s leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, exclusive digital content, and live events. For more information, visit www.cumulus.com.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to generate and manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business from time to time, our ability to continue to meet the listing standards for our Class A common stock to continue to be listed for trading on the NASDAQ stock market, the write off of a material portion of the fair value of our FCC broadcast licenses and goodwill, and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015 and any subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

For further information, please contact:

Cumulus Media Inc.

Collin Jones

Investor Relations

404-260-6600

collin.jones@cumulus.com

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